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EXHIBIT 10.29

       MILLENNIUM CHEMICALS INC. SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN




                         THE MILLENNIUM CHEMICALS INC.
                    SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN

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ARTICLE 1..............................................................PURPOSE 1
ARTICLE 2..........................................................DEFINITIONS 1
    2.1    "Affiliate".......................................................1

    2.2    "Board of Directors"..............................................1

    2.3    "Change in Control"...............................................1

    2.4    "Committee".......................................................2

    2.5    "Common Stock"....................................................3

    2.6    "Compensation"....................................................3

    2.7    "Compensation Deferral Account"...................................3

    2.8    "Employer"........................................................3

    2.9    "Matching Contributions Account"..................................3

    2.10   "Person"..........................................................3

    2.11   "Plan Year".......................................................3

    2.12   "SIP".............................................................3

    2.13   "Trustee".........................................................3

ARTICLE 3........................................ELIGIBILITY AND PARTICIPATION 3

ARTICLE 4...................................................DEFERRAL ELECTIONS 4

    4.1    Compensation Deferrals............................................4

    4.2    Elections.........................................................4

    4.3    Investment Alternatives...........................................4

    4.4    Vesting...........................................................5

    4.5    Relationship to SIP...............................................5

ARTICLE 5...............................................MATCHING CONTRIBUTIONS 5

    5.1    Matching Contributions............................................5

    5.2    Dividends.........................................................5

    5.3    Vesting...........................................................5

    5.4    Adjustment Event..................................................5

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    5.5    Relationship to SIP...............................................6

ARTICLE 6........................................................DISTRIBUTIONS 6

    6.1    Distribution Events...............................................6

    6.2    Form..............................................................6

    6.3    Termination of Employment.........................................6

    6.4    Retirement........................................................6

ARTICLE 7...................................................MANDATORY DEFERRAL 7

ARTICLE 8....................................................CHANGE IN CONTROL 7

ARTICLE 9.......................................................ADMINISTRATION 7

    9.1    Responsibility....................................................7

    9.2    Delegation of Authority...........................................7

    9.3    Determinations and Interpretations by the Committee...............7

ARTICLE 10..............................................................CLAIMS 7

    10.1   Claims Procedure..................................................7

    10.2   Claims Review Procedure...........................................8

ARTICLE 11..................................................GENERAL PROVISIONS 8

    11.1   Withholding Taxes.................................................8

    11.2   Assignability and Transferability.................................8

    11.3   Funding...........................................................9

    11.4   No Right, Title, or Interest in Company Assets....................9

    11.5   No Right to Continued Employment..................................9

    11.6   Governing Law.....................................................9

ARTICLE 12..........................................AMENDMENT AND TERMINATION 10

    12.1   Right to Amend, Suspend or Terminate.............................10

    12.2   Termination......................................................10

    12.3   No Impairment....................................................10

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                          THE MILLENNIUM CHEMICALS INC.
                    SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN


                                    ARTICLE 1
                                     PURPOSE

          This Millennium Chemicals Inc. Supplemental Savings and Investment Plan (this "Plan") is an unfunded plan for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Millennium Chemicals Inc. (the "Company") and its affiliates in excess of the limitations imposed by Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"). This Plan is intended to be exempt from coverage of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Plan shall be effective as of February 11, 1999 (the "Effective Date") and shall continue unless terminated by the Company.

                                   ARTICLE 2
                                  DEFINITIONS

          In addition to the terms specifically defined elsewhere in this Plan, the following terms shall have the respective meanings indicated (unless the context indicates otherwise):

     2.1 "Affiliate" means any corporation, partnership, limited liability company or other business entity in respect of which the Company owns, directly or indirectly, the outstanding securities or other ownership interests representing fifty percent (50%) or more of the combined voting power, equity or capital interests of such entity.

     2.2 "Board of Directors" means the Board of Directors of the Company.

     2.3 "Change in Control" means the first to occur with respect to the
Company:

          (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to October 1, 1996), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a


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director designated by a person who has entered into an agreement with the
Company to effect a transaction described in clause (a), (c), or (d) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

          (c) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition. "Subsidiary" shall have the meaning set forth in Section 424 of the Internal Revenue Code of 1986, as amended or superseded, and the term shall also include any partnership, limited liability company or other business entity if the Company owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the formation of Equistar Chemicals, LP ("Equistar") and the contribution of assets by Millennium Petrochemicals Inc. to Equistar on December 1, 1997 shall not constitute a Change in Control, and the sale or disposition of all or any part of the Company's interests in Equistar shall not constitute a Change in Control.

     2.4 "Committee" means the Company's Pension and Benefits Administration Committee, or such other committee as may be designated by the Board of Directors to administer this Plan from time to time.

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     2.5 "Common Stock" means the common stock, $.01 par value, of the Company, subject to adjustment as provided in Section 5.4.

     2.6 "Compensation" means, in respect of a Plan Year, the sum of the amount reported by the Company to the Internal Revenue Service on Form W-2 as the participant's compensation for such calendar year, the amount of any Compensation Deferral Contributions (as defined in the SIP) made on such participant's behalf to the SIP, and the amount, if any, contributed to a cafeteria plan that is excluded from gross income pursuant to Section 125 of the Code; provided, however, that Compensation shall not include termination or severance pay, prizes, awards, grievance settlements, overseas cost of living allowances, relocation allowances, mortgage assistance, executive perquisites, stock options and such other extraordinary items or remuneration as the Committee shall determine from time to time.

     2.7 "Compensation Deferral Account" means the bookkeeping account established under Section 4.1 on behalf of a participant and includes, in addition to the amounts stated in Section 4.1, any investment return credited thereon pursuant to Section 4.3.

     2.8 "Employer" means the Company, Millennium Inorganic Chemicals Inc., Millennium Petrochemicals Inc., Millennium Pigments Inc., Millennium Specialty Chemicals Inc. and any other Affiliate authorized by the Board of Directors to participate in this Plan.

     2.9 "Matching Contributions Account" means the bookkeeping account established under Section 5.1 on behalf of a participant and includes, in addition to the amounts stated in Section 5.1, any dividend reinvestment return credited thereon pursuant to Section 5.2.

     2.10 "Person" means any person or entity of any nature whatsoever, including but not limited to an individual, firm, company, corporation, partnership or trust.

     2.11 "Plan Year" means the calendar year.

     2.12 "SIP" means the Millennium Savings and Investment Plan.

     2.13 "Trustee" means the corporate trustee appointed from time to time by the Company to administer any grantor trust established in accordance with
Section 11.3.


                                   ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

          Participation in this Plan in respect of each Plan Year shall be determined by the Committee in its discretion and shall be limited to any individual who is an employee of an Employer, who is a participant in the SIP, whose Compensation is likely to exceed $160,000 (as thereafter adjusted for inflation in accordance with Section 401(a)(17)(B) of the Code), and who, prior to such Plan Year, has elected to make the maximum elective deferrals under the SIP as determined pursuant to Section 402(g) of

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the Code (subject to any cost-of-living adjustment in accordance with Section
415(d) of the Code).

                                   ARTICLE 4
                               DEFERRAL ELECTIONS

     4.1 Compensation Deferrals. A participant may elect to defer from one percent to six percent (1% to 6%) (or such greater or lesser percentage as the Committee may from time to time prescribe), in whole percentages, of his or her Compensation, and such amounts shall be credited to such participant's Compensation Deferral Account as of each payroll date to which it pertains; provided, however, that the amount of any Compensation Deferral Contributions (as defined in the SIP) made by an Employer on behalf of a participant to the SIP shall reduce the amount of any compensation deferrals made on behalf of such participant under this Plan.

     4.2 Elections. Any deferral election by a participant in respect of any Plan Year shall be made no later than June 30 of the prior Plan Year on forms to be furnished by the Committee and, once made, cannot be changed or revoked during such Plan Year; provided, however, that in the case of an individual who first becomes eligible to participate in this Plan after the deferral election deadline in respect of a Plan Year, any deferral election by such individual must be made within thirty (30) days following the date such individual first becomes a participant; and provided, further, that such deferral election shall apply only to amounts that are both paid and earned for services performed, in each case after the date the election is made. Notwithstanding the preceding sentence, deferral elections for the 1999 Plan Year shall be made no later than November 30, 1998.

     4.3 Investment Alternatives.

          (a) A participant may select the investment return to be applied to the amounts credited to his or her Compensation Deferral Account by reference to the return earned by the investment alternatives offered by the Company from time to time. Any selection of investment return in respect of a participant's Compensation Deferral Account shall be in made in whole percentages on forms to be furnished by the Committee or by contacting the Millennium Chemicals Savings and Investment Plan Service Center.

          (b) A participant may change the investment return to be applied to the amounts credited to his or her Compensation Deferral Account on forms to be furnished by the Committee or by contacting the Millennium Chemicals Savings and Investment Plan Service Center; provided, however, that any such investment return change shall apply prospectively in respect of future compensation deferrals or existing amounts credited to such account.

          (c) The Committee may in its discretion apply the investment return to the amounts credited to a participant's Compensation Deferral Account in accordance with such participant's selection under this Section 4.3.

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     4.4 Vesting. A participant shall be fully vested in the amounts credited to his or her Compensation Deferral Account at all times.

     4.5 Relationship to SIP. Whenever the Committee shall prescribe such greater or lesser percentages in respect of the amount of Compensation Deferral Contributions (as defined in the SIP) that may be elected in any payroll period in respect of the SIP, such prescription shall automatically apply to the compensation deferrals under this Plan, unless such prescription expressly provides otherwise.

                                   ARTICLE 5
                             MATCHING CONTRIBUTIONS

     5.1 Matching Contributions. The Company shall make matching contributions to this Plan, in respect of each payroll period, equal to seventy-five percent (75%) (or such greater or lesser percentage, not exceeding one hundred percent (100%), as the Board of Directors may from time to time authorize) of that portion of a participant's compensation deferrals which do not exceed six percent (6%) (or such other percentage as the Board of Directors may from time to time authorize); provided, however, that the amount of any Employer Matching Contributions (as defined in the SIP) made by an Employer on behalf of a participant in the SIP shall reduce the amount of any matching contributions made on behalf of such participant under this Plan. The amount of such matching contributions shall be credited in the form of Common Stock to a participant's Matching Contributions Account as soon as practicable following each payroll date in substantially the same manner as Employer Matching Contributions (as defined in the SIP) are credited to participants' accounts under Sections 8.4 and 8.6 of the SIP (or any section of the SIP which amends or supersedes such sections).

     5.2 Dividends. Whenever the Company shall declare a dividend on its Common Stock, each participant's Matching Contributions Account will be adjusted in substantially the same manner as in the SIP.

     5.3 Vesting. A participant shall be fully vested in the amounts credited to his or her Matching Contribution Account at all times.

     5.4 Adjustment Event. Subject to Article 8, in the event there is any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or cash dividends to stockholders of the Company (an "Adjustment Event"), the number of shares of Common Stock credited to a participant's Matching Contributions Account shall be appropriately adjusted (rounded down to the nearest one hundredth of a share) by the Committee in its sole judgment so as to give appropriate effect to such Adjustment Event such that the participant's Matching Contributions Account reflects the same equity percentage in the Company after such Adjustment Event as was the case before such Adjustment Event.

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     5.5 Relationship to SIP. Whenever the Board of Directors shall authorize such greater percentage in respect of the amount of Employer Matching Contributions (as defined in the SIP) that may be made in any payroll period in respect of the SIP, such authorization shall automatically apply to the matching contributions under this Plan, unless such authorization expressly provides otherwise.

                                   ARTICLE 6
                                  DISTRIBUTIONS

     6.1 Distribution Events. No payment shall be made under this Plan to a participant until the earliest to occur of the following events with respect to such participant:

          (a) Except as provided in Section 6.3, termination of employment with the Employer;

          (b) Retirement (as defined in the SIP) from the Employer;

          (c) Death; or

          (d) Disability (as determined under the Employer's long term disability plan applicable to the participants).

     6.2 Form. Distributions under this Plan shall be payable in cash unless, with respect to a participant's Matching Contributions Account, a participant elects to have the amount credited to such account paid in Common Stock.

     6.3 Termination of Employment. In the case of a participant's termination of employment (other than for retirement) with the Employer, including as a result of death or disability, the accrued balance in such participant's Compensation Deferral Account and Matching Contribution Account shall be paid in lump sum to the participant or his or her beneficiary, as applicable, as soon as practicable following such event; provided, however, that in the event of the sale of all or any substantial portion of the stock or assets of an Employer to an entity which (i) does not assume and maintain the obligations of the Company under this Plan with respect to participants of such Employer who are subsequently employed by such entity, the Company, in its discretion, may allow such participant to continue participation in this Plan until the earlier of any distribution event set forth in Section 6.1 (except that the term Employer shall be replaced by such entity) or (ii) does assume and maintain the obligations of the Company under this Plan with respect to participants of such Employer who are subsequently employed by such entity, such sale shall not be treated as resulting in a termination of employment with the Employer until the participant actually terminates employment with such entity.

     6.4 Retirement. In the case of a participant's retirement (as defined in the SIP) from the Employer, the accrued balance in such participant's Compensation Deferral Account and Matching Contribution Account shall be paid
(a) in lump sum in the January following the year of retirement or (b) if elected at least one full intervening Plan Year in

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advance, (i) in a lump sum on the date of retirement or (ii) prorated annual distributions for up to ten (10) years commencing in the January following the year of retirement.

                                   ARTICLE 7
                               MANDATORY DEFERRAL

          Notwithstanding Article 6, the Compensation Committee of the Board of Directors may require a participant to defer all or a portion of any payment from his or her Compensation Deferral Account or Matching Contributions Account in any case where the Company anticipates that such payment or portion thereof would be nondeductible pursuant to Section 162(m) of the Code.

                                   ARTICLE 8
                                CHANGE IN CONTROL

          Notwithstanding any other provision of this Plan, in the event of a Change in Control, the amount of a participant's Compensation Deferral Account and Matching Contribution Account shall be distributed in lump sum to such participant as soon as practicable thereafter.

                                   ARTICLE 9
                                 ADMINISTRATION

     9.1 Responsibility. The Committee shall be the administrator of this Plan. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer this Plan in accordance with its terms and shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to this Plan.

     9.2 Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee or any such delegate may employ one or more Persons to render advice with respect to any responsibility the Committee or such delegate may have under this Plan. The Committee or any such delegate may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent.

     9.3 Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee in good faith shall be binding and conclusive on all Participants and their heirs, successors and legal representatives.

                                   ARTICLE 10
                                     CLAIMS

     10.1 Claims Procedure. If any participant or his or her designated beneficiary has a claim for amounts which are not being paid, such claimant may file with the

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Committee a written claim, in such form as is provided or approved by the
Committee, setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Committee shall notify each claimant of its decision in writing by registered or certified mail within ninety (90) days after its receipt of a claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred eighty
(180) days after the date on which the claim was filed). If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claim review procedure under this Plan.

     10.2 Claims Review Procedure. A claimant whose claim has been denied or such claimant's duly authorized representative may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty (60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the provisions of this Plan on which the decision is based. The decision of the Committee shall be final and binding on all parties.

                                   ARTICLE 11
                               GENERAL PROVISIONS

     11.1 Withholding Taxes. By participation in this Plan, each participant shall be deemed to (a) agree to reimburse the Company for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted by such entity in respect of the payment of any amounts hereunder, and (b) authorize the Company to withhold the amount from any Compensation paid to the participant or on the participant's behalf, an amount sufficient to discharge such taxes and which otherwise has not been reimbursed by the participant, in respect of the payment of any amounts hereunder.(a)

     11.2 Assignability and Transferability. (a) No interest in this Plan shall be assignable or transferable by a participant other than by will or the laws of descent and distribution. Any purported assignment or transfer of an interest in this Plan to a creditor of a participant shall be null and void, and such interest may be forfeited at the discretion of the Committee.

          (b) The Company may assign its obligations under this Plan with respect to participants whose employment is terminated and who are employed by a successor entity pursuant to Section 6.3, provided that such successor entity agrees to assume such obligations with respect to such participants.

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     11.3 Funding.

          (a) The Company shall make no provision for the funding of any Deferral Compensation Accounts or Matching Contribution Accounts payable under this Plan that would cause this Plan to be a funded plan for purposes of Section 404(a)(5) of the Code or Title I of ERISA, or would cause this Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations 'SS' 1.83-3(e). Except following a Change in Control, the Company shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan. Subject to the preceding sentence, the Company, in its sole discretion, may establish one or more grantor trusts described in subpart E, part I, subchapter J, chapter 1, subtitle A of the Code to accumulate shares of Common Stock or other amounts to pay amounts under this Plan, provided that the assets of such trusts shall be required to be used to satisfy the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency.

          (b) In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments under the Compensation Deferral Accounts and Matching Contributions Accounts, such reserve shall not under any circumstances be deemed any asset of this Plan but, at all times, shall remain a part of the general assets of the Company subject to the claims of the Company's general creditors.

     11.4 No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other Person. To the extent that any Person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, including any grantor trust described in
Section 11.3. This Plan is not intended to be subject to ERISA.

     11.5 No Right to Continued Employment. The participant's rights, if any, to continue in the employ of the Company shall not be enlarged or otherwise affected by his or her participation in this Plan, and the Company reserves the right to terminate the employment of any participant at any time, subject to any limitations or procedures as may be set forth in a separate employment or retention agreement between the Company and such participant.

     11.6 Governing Law. This Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law.

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                                   ARTICLE 12
                            AMENDMENT AND TERMINATION

     12.1 Right to Amend, Suspend or Terminate. The Board of Directors may amend, suspend or terminate this Plan at any time with or without prior notice, provided, however, that no action authorized by this Article 12 shall impair any rights or benefits which theretofore accrued hereunder without the written consent of the affected participants.

     12.2 Termination. Upon a termination of this Plan, the Committee may, but is not required to, pay out all amounts under this Plan.

     12.3 No Impairment. The following events shall not constitute an impairment of any rights or benefits under this Plan: (a) any payout of amounts under this Plan pursuant to Section 12.2, (b) any change to the investment alternatives offered by the Company from time to time pursuant to Section 4.3 or (c) any amendment of the term Change in Control, provided such amendment shall not be effective for at least six (6) months following its adoption.

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